EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Imagenetix, Inc.
San Diego, California

We hereby consent to the incorporation by reference in the previously filed Registration Statement (No. 333-123159)on Form SB-2/A of Imagenetix, Inc. of our report dated June 15, 2006, relating to the consolidated financial statements of Imagenetix, Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended March 31, 2006.

/s/ HJ Associates & Consultants, LLP

Salt Lake City, Utah
June 26, 2006